                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                        -------------------------------

                                   FORM 8-K/A

                               AMENDMENT NO. 1 TO
                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JUNE 28, 2000

                        -------------------------------




                                ZORAN CORPORATION
             (Exact name of registrant as specified in its charter)


          DELAWARE                       0-27246                 94-2794449
(State or other jurisdiction of   (Commission File Number)    (I.R.S. Employer)
incorporation or organization)                               Identification No.)



3112 SCOTT BOULEVARD                                   95054
SANTA CLARA, CALIFORNIA
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)               (ZIP CODE)




       Registrant's telephone number, including area code: (408) 919-4111

         Item 7 of the Registrant's Current Report on Form 8-K filed on July 10, 2000 is hereby amended in its entirety to read as follows:

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a) Financial statements of PixelCam required pursuant to Rule 3-05 of Regulation S-X:

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders of PixelCam, Inc.

In our opinion, the accompanying balance sheet and the related statements of operations, of shareholders' deficit and of cash flows present fairly, in all material respects, the financial position of PixelCam, Inc. (a company in the development stage) at March 31, 2000, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses and negative cash flow from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in Note 9. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ PricewaterhouseCoopers LLP

May 26, 2000

San Jose, California

PIXELCAM, INC.
(A COMPANY IN THE DEVELOPMENT STAGE)
BALANCE SHEET
-------------------------------------------------------------------------------



                                                                            MARCH 31,      MARCH 31,      JUNE 30,
                                                                              2000           1999           2000
                                                                                          (UNAUDITED)    (UNAUDITED)

ASSETS
Current assets:
    Cash and cash equivalents                                             $    52,472    $   375,041    $    87,634
    Accounts receivable, net                                                    1,422           --            1,360
    Inventory                                                                 164,722           --          120,771
    Prepaid expenses and other current assets                                  72,918         34,132         55,462
                                                                          -----------    -----------    -----------
        Total current assets                                                  291,534        409,173        265,227

Property and equipment, net                                                   396,487        286,996        324,684
Other assets                                                                   15,344         43,255         15,344
                                                                          -----------    -----------    -----------

        Total assets                                                      $   703,365    $   739,424    $   605,255
                                                                          ===========    ===========    ===========

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK
AND SHAREHOLDERS' DEFICIT

Current liabilities:
    Convertible notes payable, current                                    $ 1,000,000    $   300,000    $      --
    Accounts payable                                                          479,836        111,465         73,834
    Accrued liabilities                                                       196,785         42,531        138,026
    Capital lease obligations, current                                         62,419         62,871         39,562
                                                                          -----------    -----------    -----------
        Total current liabilities                                           1,739,040        516,867        251,422

Convertible notes payable, long-term, net                                   1,213,008           --             --
Capital lease obligations, long-term                                           10,798         53,126          5,440
                                                                          -----------    -----------    -----------
                                                                            2,962,846        569,993        256,862
                                                                          -----------    -----------    -----------

Commitments (Note 6)

Redeemable Convertible Preferred Stock:  6,500,000 shares authorized;
    3,488,373, 3,488,373 and 5,223,663 shares issued and outstanding
    at March 31, 2000, March 31, 1999 and June 30, 2000, respectively       1,534,263      1,485,824      4,659,475
                                                                          -----------    -----------    -----------

Shareholders' deficit:
    Common Stock:  10,000,000 shares authorized; 1,767,164, 1,750,000 and 3,227,992 shares issued and outstanding at March 31, 2000,
    March 31, 1999 and June 30, 2000, respectively                            715,895        696,780      2,318,379
    Unearned stock-based compensation                                        (264,211)      (475,078)    (1,619,059)
    Deficit accumulated during the development stage                       (4,245,428)    (1,538,095)    (5,010,402)
                                                                          -----------    -----------    -----------
        Total shareholders' deficit                                        (3,793,744)    (1,316,393)    (4,311,082)
                                                                          -----------    -----------    -----------


           Total liabilities, redeemable convertible preferred stock
             and shareholders' deficit                                    $   703,365    $   739,424    $   605,255
                                                                          ===========    ===========    ===========

   The accompanying notes are an integral part of these financial statements.

PIXELCAM, INC.
(A COMPANY IN THE DEVELOPMENT STAGE)
STATEMENT OF OPERATIONS
-------------------------------------------------------------------------------

                                                                 CUMULATIVE
                                                  PERIOD FROM    PERIOD FROM
                                                    MARCH 9,       MARCH 9,
                                                     1998           1998
                                                (INCEPTION) TO  (INCEPTION) TO     THREE MONTHS ENDED
                                      MARCH 31,     MARCH 31,      MARCH 31,             JUNE 30,
                                        2000         1999           2000           2000            1999
                                                  (UNAUDITED)    (UNAUDITED)            (UNAUDITED)
Sales                              $   250,217    $      --      $   250,217    $   153,298    $      --
Cost of sales                          289,092           --          289,092        133,309           --
                                   -----------    -----------    -----------    -----------    -----------

Gross profit (loss)                    (38,875)          --          (38,875)        19,989           --
                                   -----------    -----------    -----------    -----------    -----------

Operating expenses:
    Research and development         1,516,535      1,190,153      2,706,688        280,542        248,199
    Sales and marketing                297,150           --          297,150         90,731         46,739
    General and administrative         521,641        115,237        636,878        290,228        114,943
    Stock-based compensation           229,165        204,202        433,367        139,075         71,820
                                   -----------    -----------    -----------    -----------    -----------
        Total operating expenses     2,564,491      1,509,592      4,074,083        800,576        481,701
                                   -----------    -----------    -----------    -----------    -----------

Loss from operations                (2,603,366)    (1,509,592)    (4,112,958)      (780,587)      (481,701)

Interest income                          5,428         13,177         18,605         15,613            924
Interest expense                       109,395         41,680        151,075           --          (15,955)
                                   -----------    -----------    -----------    -----------    -----------

Net loss                           $(2,707,333)   $(1,538,095)   $(4,245,428)   $  (764,974)   $  (496,732)
                                   ===========    ===========    ===========    ===========    ===========

   The accompanying notes are an integral part of these financial statements.

PIXELCAM, INC.
(A COMPANY IN THE DEVELOPMENT STAGE)
STATEMENT OF SHAREHOLDERS' DEFICIT
-------------------------------------------------------------------------------



                                                                                   DEFICIT
                                                                                  ACCUMULATED
                                                                    UNEARNED      DURING THE        TOTAL
                                               COMMON STOCK        STOCK-BASED    DEVELOPMENT     SHAREHOLDERS'
                                          SHARES         AMOUNT    COMPENSATION     STAGE          DEFICIT
Issuance of common stock to
    founders in exchange for
    intellectual property
    in March 1998 (unaudited)            1,750,000   $    17,500   $      --      $      --      $    17,500
Unearned stock-based
    compensation (unaudited)                  --         679,280      (679,280)          --             --
Amortization of unearned stock-based
    compensation (unaudited)                  --            --         204,202           --          204,202
Net loss (unaudited)                          --            --            --       (1,538,095)    (1,538,095)
                                       -----------   -----------   -----------    -----------    -----------

Balance at March 31, 1999                1,750,000       696,780      (475,078)    (1,538,095)    (1,316,393)

Sale of common stock under
    stock option plans                      17,164           687          --             --              687
Issuance of stock options to
    non-employees                             --             130          --             --              130
Unearned stock-based compensation             --          18,298       (18,298)          --             --
Amortization of unearned stock-based
    compensation                              --            --         229,165           --          229,165
Net loss                                      --            --            --       (2,707,333)    (2,707,333)
                                       -----------   -----------   -----------    -----------    -----------

Balance at March 31, 2000                1,767,164   $   715,895   $  (264,211)   $(4,245,428)   $(3,793,744)
                                       ===========   ===========   ===========    ===========    ===========

   The accompanying notes are an integral part of these financial statements.

PIXELCAM, INC.
(A COMPANY IN THE DEVELOPMENT STAGE)
STATEMENT OF CASH FLOWS
-------------------------------------------------------------------------------


                                                                          PERIOD FROM     PERIOD FROM
                                                                             MARCH 9,       MARCH 9,
                                                                YEAR          1998           1998
                                                               ENDED     (INCEPTION) TO  (INCEPTION) TO       THREE MONTHS ENDED
                                                              MARCH 31,     MARCH 31,       MARCH 31,               JUNE 30,
                                                                2000          1999           2000             2000           1999
                                                                           (UNAUDITED)    (UNAUDITED)            (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net loss                                                $(2,707,333)   $(1,538,095)   $(4,245,428)   $  (764,974)   $  (496,732)
    Adjustments to reconcile net loss to net cash used in
      operating activities:
        Depreciation and amortization                           156,958         51,233        208,191         44,623         29,798
        Loss on disposal of fixed assets                           --             --             --           27,180           --
        Stock-based compensation                                229,165        204,202        433,367        139,075         71,820
        Amortization of discount on notes payable                13,136           --           13,136           --             --
        Non-cash charges                                            130           --              130          5,889           --
        Changes in current assets and liabilities:
           Accounts receivable                                   (1,422)          --           (1,422)            62           --
           Inventory                                           (164,722)          --         (164,722)        43,951           --
           Prepaid expenses and other current assets            (10,875)       (77,387)       (88,262)        17,456          1,533
           Accounts payable                                     368,371        111,465        479,836       (406,002)          (949)
           Accrued liabilities                                  154,254         42,531        196,785        (58,759)        15,671
                                                            -----------    -----------    -----------    -----------    -----------
             Net cash used in operating activities           (1,962,338)    (1,206,051)    (3,168,389)      (951,499)      (378,859)
                                                            -----------    -----------    -----------    -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Acquisition of property and equipment                      (244,944)      (204,732)      (449,676)          --          (39,271)
                                                            -----------    -----------    -----------    -----------    -----------
             Net cash used in investing activities             (244,944)      (204,732)      (449,676)          --          (39,271)
                                                            -----------    -----------    -----------    -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from issuance of convertible preferred stock          --        1,485,824      1,485,824        265,000           --
    Principal payments on capital lease obligations             (64,285)          --          (64,285)       (28,215)          --
    Proceeds from issuance of notes payable                   1,950,000        300,000      2,250,000        700,000        100,000
    Proceeds from issuance of common stock                          687           --              687         58,433           --
    Payment of convertible preferred stock issuance costs        (1,689)          --           (1,689)        (8,557)          --
                                                            -----------    -----------    -----------    -----------    -----------
             Net cash provided by financing activities        1,884,713      1,785,824      3,670,537        986,661        100,000
                                                            -----------    -----------    -----------    -----------    -----------

Net increase (decrease) in cash and cash equivalents           (322,569)       375,041         52,472         35,162       (318,130)

Cash and cash equivalents at beginning of period                375,041           --             --           52,472        375,041
                                                            -----------    -----------    -----------    -----------    -----------

Cash and cash equivalents at end of period                  $    52,472    $   375,041    $    52,472    $    87,634    $    56,911
                                                            ===========    ===========    ===========    ===========    ===========

   The accompanying notes are an integral part of these financial statements.

PIXELCAM, INC.
(A COMPANY IN THE DEVELOPMENT STAGE)
NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------
1.   THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     THE COMPANY
     PixelCam, Inc. (the "Company") was incorporated in California on March 9, 1998. The Company designs and markets megapixel CMOS image sensors and integrated lens/sensor modules. These products have applications in digital still cameras and video camera products used in a wide variety of consumer and commercial applications.

     The Company is in the development stage, devoting substantially all its efforts to developing its initial products, recruiting personnel and raising capital. The Company has experienced recurring net losses and negative cash flow from operations since inception. In the course of its development stage activities, the Company has funded its operating losses since inception through the sale of equity securities and borrowings. The Company may continue to suffer net losses and negative cash flow from operations in future periods as it continues to incur substantial costs relating to research and development. These matters raise substantial doubt about the Company's ability to continue as a going concern. The Company's continued existence is dependent on the Company's ability to obtain funding for operations from the sale of equity securities and the generation of operating revenues.

     ACQUISITION BY ZORAN CORPORATION (UNAUDITED)

     On June 29, 2000, the Company entered into a definitive agreement to be acquierd by Zoran Corporation. Under the terms of the agreement, Zoran Corporation paid $21 million to the shareholders of the Company on the closing date. A further $21 million may be paid to the shareholders of the Company contingent upon the achievement of certain revenue milestones by the Company as described in the definitive agreement. These financial statements have been prepared on the historical basis and do not reflect any adjustments resulting from Zoran's application of purchase accounting.

     INTERIM RESULTS (UNAUDITED)

     The accompanying balance sheet as of June 30, 2000, the statements of operations and cash flows for the three months ended June 30, 2000 and 1999, and related note disclosures herein are unaudited. In the opinion of management, these statements have been prepared on the same basis as the audited financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary for the fair statement of the results of these periods. Results for the interim periods presented are not necessarily indicative of the results to be expected for the full year. The data disclosed in the notes to the financial statements for these periods are unaudited.

     USE OF ESTIMATES
     The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     CASH EQUIVALENTS
     The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. At March 31, 2000 and 1999, $3,507 and $63,079, respectively, of money market funds, the fair value of which approximates costs, are included in cash and cash equivalents. The Company deposits cash and cash equivalents with high credit quality financial institutions.

     INVENTORY
     Inventory is stated at the lower of cost or market, cost being determined using the average method.

     FAIR VALUE OF FINANCIAL INSTRUMENTS
     Carrying amounts of certain of the Company's financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities approximate fair value due to their short maturities.

PIXELCAM, INC.
(A COMPANY IN THE DEVELOPMENT STAGE)
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
-------------------------------------------------------------------------------


     PROPERTY AND EQUIPMENT
     Property and equipment are stated at cost, net of accumulated depreciation and amortization. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally three years.

     STOCK-BASED COMPENSATION
     The Company accounts for stock-based employee compensation arrangements in accordance with provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," ("APB No. 25") and complies with the disclosure provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123").

     Under APB No. 25, unearned stock-based compensation is based, in general, on the excess, if any, of the fair value of the Company's common stock over the exercise price on the date of grant. The Company presents stock-based compensation expense as a separate line item in its statement of operations. The compensation expense is recognized over the periods the employee performs the related services, generally the vesting period, consistent with the multiple option method described in Financial Accounting Standards Board Interpretation No. 28. The Company accounts for stock issued to non-employees in accordance with provisions of SFAS No. 123 and Emerging Issues Task Force Issue No. 96-18, "Accounting for Equity Instruments that are Issued to Other than Employees for Acquiring or in Conjunction with Selling, Goods or Services."

     RESEARCH AND DEVELOPMENT COSTS
     Costs related to research, design and development of products are charged to expense as incurred.

     REVENUE RECOGNITION
     Revenue is recognized when a purchase order has been received, the product has been shipped, the sales price is fixed and determinable and collection of the resulting receivable is probable.

     INCOME TAXES
     Income taxes are accounted for using the asset and liability approach in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." The asset and liability approach requires the recognition of taxes payable or refundable for the current year and deferred tax liabilities and assets for the future tax consequences of events that have been recognized in the Company's financial statements or tax returns. The measurement of current and deferred tax liabilities and assets are based on provisions of the enacted tax law; the effects of future changes in tax laws or rates are not anticipated. The measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that, based on available evidence, are not expected to be realized.

     RECENT ACCOUNTING PRONOUNCEMENTS
     In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard No. 133 "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"). SFAS 133 establishes accounting and reporting standards for derivative instruments and for hedging activities. This statement becomes effective for all fiscal quarters of fiscal years beginning after June 15, 1999. In June 1999, the FASB issued Statement of Financial Accounting Standard No. 137 "Accounting for Derivative Instruments - Deferral of the Effect Date of SFAS Statement No. 133" ("SFAS 137"). SFAS 137 defers the effective date of SFAS 133 until June 15, 2000. The Company will adopt SFAS 133 in 2001. The Company expects the adoption of SFAS 133 will not affect results of operations.

PIXELCAM, INC.
(A COMPANY IN THE DEVELOPMENT STAGE)
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
-------------------------------------------------------------------------------

     In December 1998, the Accounting Standards Executive Committee ("AcSEC") released Statement of Position 98-9, or SOP 98-9, Modification of SOP 97-2, "Software Revenue Recognition," with Respect to Certain Transactions." SOP 98-9 amends SOP 97-2 to require that an entity recognize revenue for multiple element arrangements by means of the "residual method" when (1) there is vendor-specific objective evidence ("VSOE") of the fair values of all the undelivered elements that are not accounted for by means of long-term contract accounting, (2) VSOE of fair value does not exist for one or more of the delivered elements, and (3) all revenue recognition criteria of SOP 97-2 (other than the requirement for VSOE of the fair value of each delivered element) are satisfied.

     The provisions of SOP 98-9 that extend the deferral of certain paragraphs of SOP 97-2 became effective December 15, 1999. These paragraphs of SOP 97-2 and SOP 98-9 will be effective for transactions that are entered into in fiscal years beginning after March 15, 1999. Retroactive application is prohibited. The Company does not expect the adoption of SOP 98-9 to have a material effect on its operations or financial position.

     In December 1999, the Securities and Exchange Commission (the "SEC") issued Staff Accounting Bulletin No. 101 ("SAB 101"), "Revenue Recognition in Financial Statements." SAB 101 provides guidance for revenue recognition under certain circumstances. In June 2000, the SEC issued Staff Accounting Bulletin No. 101B ("SAB 101B"), which delayed the implementation date of SAB 101 until no later than the fourth fiscal quarter of fiscal years beginning after December 15, 1999. The impact of implementing SAB 101 on the Company's financial statements is still being assessed by management.

     In March 2000, FASB issued FASB Interpretation No. 44 "Accounting for Certain Transactions Involving Stock Compensation - an interpretation of APB Opinion No. 25." This interpretation has provisions that are effective on staggered dates, some of which began after December 15, 1998 and others that become effective after June 30, 2000. The adoption of this interpretation will not have a material impact on the financial statements.

2.   SUPPLEMENTAL CASH FLOW INFORMATION


                                                                                     MARCH 31,
                                                                              2000              1999
                                                                                             (UNAUDITED)
SUPPLEMENTAL CASH FLOW INFORMATION:

    Cash paid for income taxes                                                 $     485         $       -
                                                                         ----------------  ----------------

SUPPLEMENTAL NONCASH INVESTING AND FINANCING ACTIVITY:

    Property and equipment acquired under capital leases                       $  21,505         $ 115,997
                                                                         ================  ================
    Issuance of redeemable preferred stock warrants for notes payable          $  50,128         $       -
                                                                         ================  ================

PIXELCAM, INC.
(A COMPANY IN THE DEVELOPMENT STAGE)
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
-------------------------------------------------------------------------------

3.     BALANCE SHEET COMPONENTS

                                                                           MARCH 31,                   JUNE 30,
                                                                    2000               1999              2000
                                                                                   (UNAUDITED)       (UNAUDITED)

INVENTORY:
    Finished goods                                                   $  17,041           $     -         $  26,372
    Work-in-process                                                     99,797                 -            94,399
    Raw materials                                                       47,884                 -                 -
                                                               ----------------   ---------------   ---------------

                                                                     $ 164,722           $     -         $ 120,771
                                                               ================   ===============   ===============

PROPERTY AND EQUIPMENT, NET:
    Computer equipment and software                                  $ 462,570         $ 265,330
    Furniture and fixtures                                             124,608            55,399
                                                               ----------------   ---------------
                                                                       587,178           320,729
    Less:  Accumulated depreciation and amortization                  (190,691)          (33,733)
                                                               ----------------   ---------------

                                                                     $ 396,487         $ 286,996
                                                               ================   ===============

     Property and equipment includes $137,502 of computer equipment and purchased software under capital leases at March 31, 2000. Accumulated amortization of assets under capital leases totaled $61,442 and $25,561 (unaudited) at March 31, 2000 and 1999, respectively.

4.   INCOME TAXES

     No provision for federal or state income tax has been recorded as the Company incurred net operating losses for all periods presented. As of March 31, 2000, the Company had approximately $3,000,000 of federal net operating loss carryforwards and $3,000,000 of state net operating loss carryforwards available to offset future taxable income. The federal net operating loss carryforwards expire between 2018 and 2019 and the state net operating loss carryforwards will expire in 2006, if not utilized. Under the Tax Reform Act of 1986, the amounts of and benefits from net operating loss carryforwards may be impaired or limited in certain circumstances. Events which may cause changes in a company's net operating loss and credit carryforwards include, but are not limited to, a cumulative stock ownership change of greater than 50% over a three year period.

PIXELCAM, INC.
(A COMPANY IN THE DEVELOPMENT STAGE)
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
-------------------------------------------------------------------------------


       Deferred tax assets consist of the following:

                                                                                 YEAR ENDED MARCH 31,
                                                                                2000              1999
Net operating loss carryforwards                                              $1,311,000         $ 325,000
Credit carryforwards                                                             118,000            71,000
Depreciation and amortization                                                    167,000           207,000
Reserves and accruals                                                             21,000                 -
Other                                                                              5,000             5,000
                                                                         ----------------  ----------------
                                                                               1,622,000           608,000
Valuation allowance                                                           (1,622,000)         (608,000)
                                                                         ----------------  ----------------

                                                                              $        -         $       -
                                                                         ================  ================

     A valuation allowance has been provided in an amount equal to the deferred tax assets at March 31, 2000 and 1999 because sufficient uncertainty exists regarding the realizability of those assets.

5.   CONVERTIBLE NOTES PAYABLE


                                                                                        MARCH 31,
                                                                                 2000              1999
                                                                                                (UNAUDITED)
4.98% notes                                                                   $2,250,000         $ 300,000
Less:  Unamortized discount                                                      (36,992)                -
                                                                         ----------------  ----------------
                                                                               2,213,008           300,000
Less:  Current portion                                                        (1,000,000)         (300,000)
                                                                         ----------------  ----------------

Long-term portion                                                             $1,213,008         $       -
                                                                         ================  ================

     On various dates during 1999 and 2000, the Company issued notes to members of the Board of Directors having an aggregate principal amount of $2.25 million. The notes are unsecured obligations of the Company and bear interest at 4.98% per annum, payable at maturity.

     As described under Note 7, the Company issued warrants to purchase shares of preferred stock in connection with the issuance of the convertible notes payable.

     In the event that the Company issues and sells shares of its Series B preferred stock, then upon the closing of such sale of Series B preferred stock, (the "Financing"), the notes shall automatically convert in whole into shares of Series B preferred stock. In the event the Financing has not closed, the notes shall be due and payable within eighteen months from cash receipt.

PIXELCAM, INC.
(A COMPANY IN THE DEVELOPMENT STAGE)
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
-------------------------------------------------------------------------------

6.   COMMITMENTS

     LEASES
     The Company leases office space and equipment under noncancelable operating and capital leases with various expiration dates through May 2003. Rent expense for the year ended March 31, 2000 was $54,700. The Company recognizes rent expense on a straight-line basis over the lease period.

     Future minimum lease payments under noncancelable operating and capital leases are as follows:

YEAR ENDING                                                                   CAPITAL          OPERATING
MARCH 31,                                                                     LEASES            LEASES
2001                                                                            $  72,186         $  56,119
2002                                                                               11,773            57,796
2003                                                                                    -            59,531
                                                                          ----------------  ----------------

Total minimum lease payments                                                       83,959         $ 173,446
                                                                                            ================
Less:  Amount representing interest                                               (10,742)
                                                                          ----------------
Present value of capital lease obligations                                         73,217
Less:  Current portion                                                            (62,419)
                                                                          ----------------

        Long-term portion of capital lease obligations                          $  10,798
                                                                          ================

7.   REDEEMABLE CONVERTIBLE PREFERRED STOCK

     Under the Company's Certificate of Incorporation, as amended, the Company is authorized to issue 6,500,000 shares of convertible preferred stock, of which 3,700,000 shares have been designated as Series A and 2,500,000 shares have been designated as Series B. From inception through March 31, 2000, the Company issued redeemable convertible preferred stock as follows:

                                                                             PROCEEDS
                                                                              NET OF
                                                   SHARES                    ISSUANCE         LIQUIDATION
SERIES                                  AUTHORIZED        OUTSTANDING          COSTS            AMOUNT
    A                                       3,700,000         3,488,373        $1,484,135        $1,500,000
    B                                       2,500,000                 -                 -                 -
    Undesignated                              300,000                 -                 -                 -
                                      ----------------  ----------------  ----------------  ----------------

                                            6,500,000         3,488,373        $1,484,135        $1,500,000
                                      ================  ================  ================  ================

PIXELCAM, INC.
(A COMPANY IN THE DEVELOPMENT STAGE)
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
-------------------------------------------------------------------------------

     The holders of preferred stock have various rights and preferences as follows:

     VOTING
     Each holder of shares of convertible preferred stock shall be entitled to the number of votes equal to the number of whole shares of common stock into which such shares of convertible preferred stock could be converted at the record date for the determination of the shareholders entitled to vote on such matters or, if no such record date is established, the date such vote is taken or any written consent of shareholders is solicited.

     DIVIDENDS
     Holders of Series A and B convertible preferred stock are entitled to receive non-cumulative dividends at the per annum rate of $0.043 and $0.20 per share, respectively, when and if declared by the Board of Directors. The holders of Series A and B convertible preferred stock will also be entitled to participate in dividends on common stock, when and if declared by the Board of Directors, based on the number of shares of common stock held on an as-if converted basis. No dividends on convertible preferred stock or common stock have been declared by the Board from inception through March 31, 2000.

     LIQUIDATION OR MERGER
     In the event of any liquidation, dissolution or winding up of the Company, including a merger, acquisition or sale of assets where the beneficial owners of the Company's common stock and convertible preferred stock own less than 51% of the resulting voting power of the surviving entity, the holders of Series A and B convertible preferred stock are entitled to receive an amount of $0.43 and $2.0 per share, respectively, plus any declared but unpaid dividends prior to and in preference to any distribution to the holders of common stock. In addition to the above, holders of Series A and B convertible preferred stock shall receive, from the original issue date of the Series A and B convertible preferred stock, upon the liquidation events described above, all such remaining available funds and assets distributed among the holders of the then outstanding common stock, the Series A and B convertible preferred stock pro rata according to the number of shares of common stock held by such holders where, for this purpose, holders of shares of Series A and B convertible preferred stock will be deemed to hold the greatest whole number of shares of common stock then issuable upon conversion in full of such shares of Series A and B convertible preferred stock until such time as each holder of then outstanding Series A and B convertible preferred stock shall have received an aggregate amount equal to $0.56 and $2.60 per share, respectively.

     CONVERSION
     Each share of Series A and B convertible preferred stock is convertible, at the option of the holder, according to a conversion ratio, subject to adjustment for dilution. Each share of Series A and B convertible preferred stock automatically converts into the number of shares of common stock into which such shares are convertible at the then effective conversion ratio upon: (1) the closing of a public offering of common stock at a per share price of at least $5.0 per share with gross proceeds of at least $10,000,000, (2) the consent of the holders of the majority of convertible preferred stock.

     At March 31, 2000, the Company had reserved 3,488,373 shares of common stock for the conversion of Series A convertible preferred stock.

PIXELCAM, INC.
(A COMPANY IN THE DEVELOPMENT STAGE)
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
-------------------------------------------------------------------------------

     WARRANTS FOR CONVERTIBLE PREFERRED STOCK
     In connection with the issuance of the notes payable, the Company issued warrants to purchase 162,790 and 62,500 shares of Series A and B of convertible preferred stock for $0.43 and $2.00 per share, respectively. Such warrants are outstanding at March 31, 2000 and expire in five years. Using the Black-Scholes pricing model, the Company determined that the fair value of the warrants was $50,128 at the date of grant. During the year ended March 31, 2000, the Company recorded $13,136 in interest expense associated with these warrants.

8.   STOCK OPTION PLANS

     In September 1998, the Company adopted the 1998 Equity Incentive Stock Option Plan (the "Plan"). The Plan provides for the granting of stock options to employees and consultants of the Company. Options granted under the Plan may be either incentive stock options or nonqualified stock options. Incentive stock options ("ISO") may be granted only to employees (including officers and directors who are also employees). Nonqualified stock options ("NSO") may be granted to employees and consultants. The Company has reserved 749,336 shares of common stock for issuance under the Plan.

     Options under the Plan may be granted for periods of up to ten years and at prices no less than 85% of the estimated fair value of the shares on the date of grant as determined by the Board of Directors, provided, however, that (i) the exercise price of an ISO and NSO shall not be less than 100% and 85% of the estimated fair value of the shares on the date of grant, respectively, and (ii) the exercise price of an ISO and NSO granted to a 10% shareholder shall not be less than 110% of the estimated fair value of the shares on the date of grant, respectively. Options granted under the Plan are exercisable and vest at such times and under such conditions as determined by the Board of Directors, but the term of the option and the right of exercise may not exceed ten years from the date of grant, and the vesting rate should be at least 20% per year over five years from the date of grant.

     Activity under this plan is as follows:

                                                                         OUTSTANDING OPTIONS
                                                         ----------------------------------------------------
                                                            OPTIONS                                 WEIGHTED
                                                           AVAILABLE                                AVERAGE
                                                              FOR             NUMBER OF             EXERCISE
                                                             GRANT             OPTIONS               PRICE
September 1, 1998 (unaudited)                                 1,750,000                  -
    Granted                                                    (973,000)           973,000          $   0.04
                                                         ---------------   ----------------

Outstanding at March 31, 1999                                   777,000            973,000              0.04
    Granted                                                     (35,000)            35,000              0.04
    Exercised                                                         -            (17,164)             0.04
    Cancelled                                                     7,336             (7,336)             0.04
                                                         ---------------   ----------------

Outstanding at March 31, 2000                                   749,336            983,500          $   0.04
                                                         ===============   ================

PIXELCAM, INC.
(A COMPANY IN THE DEVELOPMENT STAGE)
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
-------------------------------------------------------------------------------

     The following table summarizes information with respect to stock options outstanding at March 31, 2000:

                      OPTIONS OUTSTANDING                                   OPTIONS EXERCISABLE
----------------------------------------------------------------  -----------------------------------------
                            WEIGHTED
                            AVERAGE               WEIGHTED                                   WEIGHTED
                           REMAINING              AVERAGE                                    AVERAGE
     NUMBER               CONTRACTUAL             EXERCISE              NUMBER               EXERCISE
  OUTSTANDING           LIFE (IN YEARS)            PRICE             EXERCISABLE              PRICE
    700,000                   8.6              $    0.04              150,497             $    0.04
    150,000                   8.7                   0.04               53,125                  0.04
    108,500                   8.9                   0.04               20,709                  0.04
     25,000                   9.7                   0.04                    -                     -
-----------                                                        -----------

    983,500                   8.7              $    0.04              224,331             $    0.04
===========                                                        ===========

     UNEARNED STOCK-BASED COMPENSATION
     In connection with certain employee and non-employee stock option grants during fiscal 1999 and 2000, the Company recorded unearned stock-based compensation totaling $697,578, which is being amortized over the vesting periods of the related options, generally four years using the method set out in FASB Interpretation No. 28 ("FIN 28"). Under FIN 28, each vested tranche of options is accounted for as a separate option grant for past services. Accordingly, the compensation expense is recognized over the period during which the services have been provided. This method results in higher compensation expense in the earlier vesting periods of the related options. Amortization of this stock-based compensation recognized during the years ended March 31, 1999 and 2000 totaled approximately $204,202 and $229,165, respectively.

     During the three months ended June 30, 2000, the Company recorded unearned stock-based compensation totaling $1,566,277 (unaudited) and recognized amortization expense totaling $139,075 (unaudited).

     FAIR VALUE DISCLOSURES
     Had compensation cost for the Company's stock-based compensation plan been determined based on the fair value at the grant dates for the awards under a method prescribed by SFAS No. 123, the Company's net loss would not have been materially impacted and accordingly, pro forma net loss amounts have not been presented.

     The Company calculated the fair value of each option grant on the date of grant using the Black-Scholes pricing method with the following assumptions: dividend yield at 0%; weighted average expected option term of five years; risk free interest rate of 6.14% and volatility of zero percent.

9.   SUBSEQUENT EVENTS

     ISSUANCE OF CONVERTIBLE NOTES PAYABLE
     On April 10, 2000, the Company issued notes payable in the amount of $500,000. The notes bear interest at 4.98% per annum and have a maturity of 18 months from date of issue. The note payable is convertible into Series B preferred stock in the event that the Company issues and sells shares of its Series B preferred stock.

PIXELCAM, INC.
(A COMPANY IN THE DEVELOPMENT STAGE)
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
-------------------------------------------------------------------------------

     On May 10, 2000, notes payable in the aggregate principal amount of $2,750,000 were converted into 1,375,000 shares of Series B preferred stock. Interest payable of $66,016, relating to these notes, was waived. Holders of warrants for convertible preferred stock exercised those warrants and purchased 162,790 shares and 87,500 shares of Series A and Series B preferred stock, respectively.

     ACQUISITION BY ZORAN CORPORATION (UNAUDITED)
     On June 29, 2000, the Company entered into a definitive agreement to be acquired by Zoran Corporation. Under the terms of the agreement, Zoran Corporation will pay $21 million to the shareholders of the Company on the closing date. A further $21 million may be paid to the shareholders of the Company contingent upon the achievement of certain revenue milestones by the Company as described in the definitive agreement.

     ISSUANCE OF CONVERTIBLE NOTES PAYABLE (UNAUDITED)
     On June 20, 2000, the Company issued convertible notes payable in the amount of $200,000. The notes bear interest at 4.98% per annum and have a maturity of 18 months from date of issue. On June 21, 2000, these notes were converted into 100,000 shares of Series B preferred stock. Holders of warrants for convertible preferred stock exercised those warrants and purchased 10,000 shares of Series B preferred stock.

         (b) PRO FORMA financial information of PixelCam required pursuant to
Article 11 of Regulation S-X:


               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

                                    OVERVIEW

     On June 29, 2000, Zoran Corporation ("Zoran") consummated a stock acquisition agreement and acquired all outstanding shares of PixelCam, Inc. ("PixelCam"). Total consideration for the shares of PixelCam was $24.6 million consisting of 370,832 shares of Zoran common stock and options to purchase 4,168 shares of Zoran common stock. The stock options were valued using the Black-Scholes valuation model. The common stock issued includes 123,612 shares of restricted stock subject to repurchase by Zoran exchanged for restricted stock of PixelCam. The agreement also includes shares that are contingently issuable to former PixelCam shareholders upon achievement of certain milestones. These shares will be accounted for as additional purchase price at the date of achievement of the milestones if achieved. Zoran accounted for the acquisition of PixelCam using the purchase method of accounting.

     The unaudited pro forma combined statements of operations assume the business combination took place as of the beginning of the periods presented. The unaudited pro forma combined statement of operations for the year ended December 31, 1999 combines Zoran's statement of operations for the year ended December 31, 1999 and PixelCam's statement of operations for the year ended March 31, 2000. The unaudited pro forma combined statement of operations for the six months ended June 30, 2000 combines Zoran's unaudited statement of operations for the six months ended June 30, 2000 and PixelCam's unaudited statement of operations for the six months ended June 30, 2000. Revenues of approximately $160,000 and net loss of approximately $1,835,000 of PixelCam for the period from January 1, 2000 through March 31, 2000 were included in both the unaudited pro forma combined statements of operations for the year ended December 31, 1999 and the six months ended June 30, 2000.

       There were no material transactions between Zoran and PixelCam during the periods presented. There are no material differences between the accounting policies of Zoran and PixelCam. The pro forma combined provision for income taxes may not represent the amounts that would have resulted had Zoran and PixelCam filed consolidated income tax returns during the periods presented. The pro forma combined statements of operations do not give effect to the issuance of the shares contingently issuable upon achievement of certain milestones.

       The unaudited pro forma combined statements of operations should be read in conjunction with the historical financial statements and notes thereto of Zoran included in Zoran's Annual Report on Form 10-K for the year ended December 31, 1999 and Zoran's Quarterly Report on Form 10-Q as of June 30, 2000 (which includes disclosures relating to the purchase price allocation) and PixelCam included elsewhere in this Report on Form 8-K. The unaudited pro forma combined statements of operations are presented for illustrative purposes only and are not necessarily indicative of results of operations that would have actually occurred had the acquisition of PixelCam by Zoran been effected on the dates assumed.

                               ZORAN CORPORATION

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1999
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                               PRO FORMA
                                                         ZORAN     PIXELCAM   ADJUSTMENTS   PRO FORMA
                                                        --------   --------   -----------   ---------
Revenues:
    Product sales                                       $ 52,887   $    250    $    --     $ 53,137
    Software, licensing and development                    8,787       --           --        8,787
                                                        --------   --------    ---------   --------
        Total revenues                                    61,674        250         --       61,924
                                                        --------   --------    ---------   --------

Operating expenses:
    Cost of sales                                         28,523        289         --       28,812
    Research and development                              12,651      1,517         --       14,168
    Sales and marketing, general and administrative       14,251        819         --       15,070
    Amortization of goodwill and other intangibles          --          --        6,012(1)    6,012
    Stock based compensation                                --          229         --          229
                                                        --------   --------    ---------   --------
        Total operating expenses                          55,425      2,854       6,012      64,291
                                                        --------   --------    ---------   --------

Income (loss) from operations                              6,249     (2,604)     (6,012)     (2,367)
Interest and other income                                  1,585          5         --        1,590
Interest expense                                            --         (109)        --         (109)
                                                        --------   --------    ---------   --------
Income (loss) before income taxes                          7,834     (2,708)     (6,012)       (886)
Provision for income tax                                   1,175       --          (510)(3)     665
                                                        --------   --------    ---------   --------

Net income (loss)                                          6,659     (2,708)     (5,502)     (1,551)
                                                        ========   ========    =========   ========

Basic net income (loss) per share                       $   0.61                             $(0.14)(4)
                                                        ========                           ========

Diluted net income (loss )per share                     $   0.54                             $(0,14)(4)
                                                        ========                           ========

Shares used to compute basic net income per share         10,844                    247      11,091(4)
                                                        ========               =========   ========

Shares used to compute diluted net income per share       12,249                 (1,158)     11,091(4)
                                                        ========               =========   ========

                               ZORAN CORPORATION

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 2000
                  (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                        PRO FORMA
                                                                  ZORAN      PIXELCAM  ADJUSTMENTS  PRO FORMA
                                                                --------    ---------  -----------  ---------
Revenues:
    Product sales                                               $ 30,611      $  313    $    --       30,924
    Software, licensing and development                            5,892         --          --        5,892
                                                                --------    ---------   ---------   ---------
         Total revenues                                           36,503         313         --       36,816
                                                                --------    ---------   ---------   ---------

Operating expenses:
    Cost of sales                                                 17,205         313         --       17,518
    Research and development                                       7,245       1,252         --        8,497
    Sales and marketing, general and administrative                8,580         870         --        9,450
    Stock based compensation                                        --           485         --          485
    Amortization of goodwill and other intangibles                  --           --        3,006 (1)   3,006
    Write-off of acquired in-process research and development      6,769         --       (6,769)(2)     --
                                                                --------    ---------   ---------   ---------
         Total operating expenses                                 39,799       2,920      (3,763)     38,956
                                                                --------    ---------   ---------   ---------

Loss from operations                                              (3,296)     (2,607)      3,763      (2,140)
Interest and other income                                          4,214          16         --        4,230
Interest expense                                                    --           (45)        --          (45)
                                                                --------    ---------   ---------   ---------
Income (loss) before income taxes                                    918      (2,636)      3,763       2,045
Provision for income tax                                           1,153           2        (449)(3)     706
                                                                --------    ---------   ---------   ---------

Net income (loss)                                                   (235)     (2,638)      4,212       1,339
                                                                ========    =========   =========   =========

Basic net income (loss) per share                               $   (.02)                           $   0.09(4)
                                                                ========                            =========

Diluted net income (loss) per share                             $   (.02)                           $   0.08(4)
                                                                ========                            =========

Shares used to compute basic net income per share                 14,072                     247      14,319(4)
                                                                ========                =========   =========

Shares used to compute diluted net income per share               14,072                   1,775      15,847(4)
                                                                ========                =========   =========

                                      17

                               ZORAN CORPORATION

           NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS



(1) To record additional amortization of goodwill and other intangible assets related to the acquisition of PixelCam. Goodwill of $16.0 and other intangible assets including covenants not to compete of $800,000, patents of $900,000 and acquired employees of $380,000 were recorded and are being amortized on a straight-line basis over the weighted average useful lives of three years.

(2) To eliminate the write-off of acquired in-process technology recorded by Zoran in connection with the acquisition of PixelCam.

(3) To adjust the tax provision for additional benefit related to losses of PixelCam.

(4) Unaudited pro forma net income (loss) reflects the impact of the adjustments above. Basic and Diluted unaudited pro forma net income (loss) per share is computed using the weighted average number of shares outstanding after the issuance of 247,220 shares of unrestricted Zoran common stock, 123,612 shares of restricted Zoran common stock and 4,168 options assumed in connection with the acquisition of PixelCam.

         (c)      EXHIBITS

                  Exhibit No.       Description
                  -----------       -----------
                  *2.1(1)           Agreement and Plan of Reorganization dated
                                    June 28, 2000 among Zoran Corporation, Grape
                                    Acquisition Corp. and PixelCam, Inc.

                  23.1 Consent of PricewaterhouseCoopers LLP, Independent Accountants

                 *99.1 Press Release dated June 28, 2000 announcing the effectiveness of the Merger.

-----------------------
*    Previously filed.

(1) Other Exhibits to the Reorganization Agreement not filed herewith are identified in the Reorganization Agreement. The registrant will supplementally furnish any omitted Exhibit to the Commission upon request.

PIXELCAM, INC.
(A COMPANY IN THE DEVELOPMENT STAGE)
FINANCIAL STATEMENTS
MARCH 31, 2000

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 Zoran Corporation



September 12, 2000                  By: /s/ Karl Schneider
                                    --------------------------------------------
                                    Karl Schneider
                                    Vice President, Finance and Chief Financial
                                    Officer

                                INDEX TO EXHIBITS




Exhibit No.       Description
-----------       -----------

 *2.1(1) Agreement and Plan of Reorganization dated June 28, 2000 among Zoran Corporation, Grape Acquisition Corp. and PixelCam, Inc.

 23.1             Consent of PricewaterhouseCoopers LLP, Independent
                  Accountants.

*99.1 Press Release dated June 28, 2000 announcing effectiveness of the Merger.



-----------------------
*Previously filed

(1) Other Exhibits to the Reorganization Agreement not filed herewith are identified in the Reorganization Agreement. The registrant will supplementally furnish any omitted Exhibit to the Commission upon request.